Exhibit 10.22.3

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

AMENDMENT NO. 3 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 3 to Master Repurchase Agreement, dated as of January 17, 2017 (this “Amendment”), by and among Nomura Corporate Funding Americas, LLC (“Buyer”) and Finance of America Reverse LLC f/k/a Urban Financial of America, LLC (the “Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of April 2, 2015 (the “Existing Repurchase Agreement”; as amended by Amendment No. 1 to Master Repurchase Agreement, dated as of July 7, 2015, Amendment No. 2 to Master Repurchase Agreement dated as of March 31, 2016 and this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1 deleting the first sentence of the definition of “Asset Value” in its entirety and replacing it with the following:

“Asset Value” shall mean, with respect to (x) each Eligible Mortgage Loan, as of any date of determination, the product of (i) the related Purchase Price Percentage with respect to such Eligible Mortgage Loan and (ii) the lesser of (A) the Adjusted Principal Balance, (B) with respect to Home Safe Loans and Pool Eligible HECM Loans, the Market Value of such Purchased Asset (expressed as a percentage of par and subject to modification pursuant to the terms below), and (C) with respect to Assignable Buyouts and Non-assignable Buyouts, the related Maximum Claim Amount and (y) each related Ginnie Mae Security, the Purchase Price of the Pooled Loans swapped for such Ginnie Mae Security, and thereafter, except where Buyer and Seller mutually agree otherwise, such Asset Value decreased by the amount without duplication, of any cash and Income received by Buyer and applied to reduce the Purchase Price pursuant hereto.

1.2 deleting subclause (vii) of the definition of “Asset Value” in its entirety and replacing it with the following:

(vii) such Purchased Asset is a Non-assignable Buyout that has been an Early Buyout (calculated from the date of repurchase from a Ginnie Mae securitization) for a period in excess of one year;

1.3 deleting subclause (x) of the definition of “Asset Value” in its entirety and replacing it with the following:

(x) such Purchased Asset is an Assignable Buyout for which a claim has not been paid within [***] from the date of repurchase from a Ginnie Mae securitization;

1.4 deleting the definition of “Facility Documents” in its entirety and replacing it with the following:

“Facility Documents” shall mean this Agreement, the Pricing Side Letter, the Custodial Agreement, a Servicer Notice, if any, the Powers of Attorney, the Electronic Tracking Agreement and the Collection Account Control Agreement.

1.5 adding the following definitions in their proper alphabetical order:

“Electronic Tracking Agreement” means an Electronic Tracking Agreement that is entered into among Buyer, Seller, MERS and MERSCORP Holdings, Inc., to the extent applicable as the same may be amended, restated, supplemented or otherwise modified from time to time.

“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan” means any Mortgage Loan registered with MERS on the MERS System.

“MERS Notice” means a written notice delivered by Buyer to Seller notifying Seller that Buyer is registered with MERS and requesting that Seller promptly execute and deliver an Electronic Tracking Agreement to Buyer in form and substance reasonably acceptable to Buyer and MERS.

“MERS System” means the system of recording transfers of mortgages electronically maintained by MERS.

SECTION 2. Conditions Precedent to all Transactions. Section 3 of the Existing Repurchase Agreement is hereby amended by deleting subsection (b)(x) thereof in its entirety and replacing it with the following:

(x) Electronic Tracking Agreement. If any of the proposed Purchased Assets are MERS Mortgage Loans, and provided that Buyer has delivered to Seller a MERS Notice as of the related Purchase Date, an Electronic Tracking Agreement covering such proposed Purchased Assets (and any existing Purchased Assets that are MERS Mortgage Loans) shall have been entered into, duly executed and delivered by the parties thereto and shall be in full force and effect, free of any modification, breach or waiver.

SECTION 3. Covenants. Section 13 of the Existing Repurchase Agreement is hereby amended by adding the following subsection (z) at the end thereof:

(z) MERS Notice.    Upon Seller’s receipt of a MERS Notice, Seller shall use its best efforts to promptly execute and deliver an Electronic Tracking Agreement to Buyer in form and substance reasonably acceptable to Buyer and MERS.

SECTION 4. Representations and Warranties re: Mortgage Loans. Schedule 1 of the Existing Repurchase Agreement is hereby amended by deleting subsection (i) thereof in its entirety and replacing it with the following:

(i) Mortgage Recorded; Assignments of Mortgage. Except as provided in paragraph (i) below, each original Mortgage was recorded or submitted for recordation in the jurisdiction in which the Mortgaged Property is located and all subsequent assignments of the original Mortgage have been delivered in the appropriate form for recording in all jurisdictions in which such recordation is necessary to perfect the ownership of the Mortgage by the owner thereof. With respect to each Mortgage that constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor. With respect to each Mortgage Loan that is not a MERS Mortgage Loan, the Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form (other than the name of the assignee if in blank) and is acceptable for recording under the laws of the jurisdiction in which the related Mortgaged Property is located. With respect to each MERS Mortgage Loan, (i) the related Mortgage and Assignment of Mortgage have been duly and properly recorded in the name of MERS or its designee or have been delivered for recording to the applicable recording office and (ii) a mortgage identification number has been assigned by MERS and such mortgage identification number is accurately provided on the Asset Schedule (or is otherwise provided to Buyer).

SECTION 5. Conditions Precedent. This Amendment shall become effective as of the date hereof, subject to the satisfaction of the following conditions precedent:

(a) Buyer’s receipt of this Amendment, executed and delivered by the Seller and the Buyer, which is reasonably satisfactory to Buyer in form and substance;

(b) Buyer’s receipt of the Amendment No. 5 to Pricing Side Letter, executed and delivered by the Seller and the Buyer, which is reasonably satisfactory to Buyer in form and substance; and

(c) Buyer’s receipt of the Amendment No. 2 to Custodial Agreement, executed and delivered by the Custodian, Seller and the Buyer, which is reasonably satisfactory to Buyer in form and substance.

SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Counterparts may be delivered electronically.

SECTION 8. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Buyer

By:	/s/ Jack Kattan
Name: Jack Kattan
Title: Managing Director

Signature Page to Amendment No. 3 to Master Repurchase Agreement

FINANCE OF AMERICA REVERSE LLC f/k/a URBAN FINANCIAL OF AMERICA, LLC

By:	/s/ Tracey Eastin
Name: Tracey Eastin
Title: CFO

Signature Page to Amendment No. 3 to Master Repurchase Agreement